                                EXHIBIT 21


                      SUBSIDIARIES OF THE REGISTRANT
                        WOLVERINE WORLD WIDE, INC.


                                           STATE OR COUNTRY OF
               NAME                   INCORPORATION OR ORGANIZATION

Aquadilla Shoe Corporation                       Michigan
Brooks France, S.A.                                France
BSI Shoes, Inc.                                   Michigan
Dominican Wolverine Shoe Company Limited      Cayman Islands
Frolic de Mexico S.A. de C.V.                      Mexico
Hush Puppies Canada Footwear, Ltd.                Canada
Hush Puppies Retail, Inc.                         Michigan
   d/b/a Little Red Shoe House
      Hush Puppies Factory Direct
Hush Puppies (UK) Ltd.                            England
Hy-Test, Inc.                                     Michigan
Merrell Europe Ltd.                              England
Spartan Shoe Company Limited                  Cayman Islands
Wolverine CIS, Ltd.                                Russia
Wolverine de Costa Rica, S.A.                    Costa Rica
Wolverine Design Center, Inc.                     Michigan
Wolverine Outdoors, Inc.                         Michigan
Wolverine Procurement, Inc.                       Michigan
Wolverine Russia, Inc.                           Michigan
Wolverine Slipper Group, Inc.                     Michigan
Wolverine Sourcing, Inc.                         Michigan


All of the subsidiaries of the Registrant are wholly owned.